Exhibit 99.1

ChinaNet Online Holdings, Inc. Announces Entry into Agreements for Registered Direct Placement of $11 Million of Common Stock and Warrants

BEIJING, January 12, 2018 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (NASDAQ:CNET) ("ChinaNet" or the "Company"), an integrated online advertising, precision marketing and data-analysis and management services platform, today announced that it has entered into a securities purchase agreement with three institutional investors for a registered direct placement of approximately $11 million of shares of common stock of the Company at a price of $5.15 per share. The Company will issue a total of 2,150,001 shares of common stock to the institutional investors. As part of the transaction, the Company will also issue to the investors warrants to purchase up to 645,000 shares of common stock at an exercise price of $6.60 per share, which warrants will have a term of 30 months from the date of issuance.

The net proceeds from this offering are expected to be $10,296,005 and will be used for general working capital purposes. If the warrants are exercised in full, the Company will receive additional proceeds of approximately $4.3 million. The completion of the placement is expected to occur on or about January 17, 2018, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the offering.

These securities are being offered through a prospectus supplement pursuant to the Company's effective shelf registration statement and base prospectus contained therein. A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (the "SEC"). A prospectus supplement related to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

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About ChinaNet Online Holdings, Inc.
ChinaNet Online Holdings, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI (ChinaNet), is an integrated online advertising, precision marketing and data-analysis and management services platform. ChinaNet provides prescriptive analysis for its clients to improve business outcomes and to create more efficient enterprises. The Company leverages an optimization framework, provided by its comprehensive data-analysis infrastructure, to blend data, mathematical, and computational sciences into an outcome management platform for which it monetizes on a per client basis. ChinaNet uniquely optimizes and prescribes its clients decision making processes based on its proprietary ecosystem. For more information, visit www.chinanet-online.com.

Safe Harbor
This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information please contact:

MZ North America
Ted Haberfield, President
Direct: +1-760-755-2716
Email: thaberfield@mzgroup.us
Web: www.mzgroup.us

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